CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard STAR Funds of our reports dated December 15, 2020, relating to the financial statements and financial highlights, which appear in Vanguard LifeStrategy Conservative Growth Fund, Vanguard LifeStrategy Growth Fund, Vanguard LifeStrategy Income Fund, Vanguard LifeStrategy Moderate Growth Fund and Vanguard STAR Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020, and of our report dated December 21, 2020, relating to the financial statements and financial highlights, which appear in Vanguard Total International Stock Index Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2021